EXHIBIT 3.1


                  SECOND RESTATED CERTIFICATE OF INCORPORATION
                  --------------------------------------------

                                       OF
                                       --

                                 INFORMAX, INC.
                                 --------------

                            (Under Section 245 of the

                General Corporation Law of the State of Delaware)


         INFORMAX, INC. (the "Corporation"), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the
"DGCL"), does, by its President, attested to by its Secretary, under its corporate seal, hereby certify that:

I. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 24, 1990. A Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 21, 1999. A Certificate of the Designations, Powers, Preferences and Rights of the Series A Preferred Stock of the Corporation was filed with the Secretary of State of the State of Delaware on June 22, 1999. A Certificate of Correction of the Corporation was filed with the Secretary of State of the State of Delaware on June 24, 1999.

II. This Second Restated Certificate of Incorporation amends and restates the Certificate of Incorporation by deleting from such Certificate of Incorporation all of the provisions thereof (including, without limitation, the Certificate of the Designations, Powers and Preferences of the Series A Preferred Stock) and substituting in lieu of such provisions the text of the Second Restated Certificate of Incorporation set forth in Article VIII hereof.

III. Pursuant to Sections 141, 242 and 245 of the DGCL, at a Special Meeting of the Board of Directors of the Corporation held on August 14, 2000, the Board of Directors of the Corporation deemed it advisable and in the best interests of the Corporation to amend and restate in its entirety the Certificate of Incorporation of the Corporation, as set forth in this Second Restated Certificate of Incorporation, and directed that this Second Restated Certificate of Incorporation be submitted for consideration and action thereon by the Stockholders of the Corporation.

IV. Pursuant to Sections 228, 242 and 245 of the DGCL, by written consent in lieu of a Special Meeting of the Holders of Voting Common Stock of the Corporation dated as of August 15, 2000, the holders of a majority of the outstanding shares of Voting Common Stock of the Corporation entitled to vote thereon voted in favor of, approved and adopted this Second Restated Certificate of Incorporation, including the text set forth in Article VIII hereof. Prompt notice of the taking of the aforesaid corporate action without a meeting by less than unanimous written consent will be given, in accordance with Section 228 of the DGCL, to the stockholders of the Corporation who have not consented in writing to such action.

V. Pursuant to Sections 228, 242 and 245 of the DGCL, by unanimous written consent in lieu of a Special Meeting of the Holders of Preferred Stock of the Corporation dated as of August 15, 2000, the holder of all of the outstanding shares of Preferred Stock of the Corporation entitled to vote thereon voted in favor of, approved and adopted this Second Restated Certificate of Incorporation, including the text set forth in
         Article VIII hereof.

VI. Pursuant to Sections 228, 242 and 245 of the DGCL, by written consent in lieu of a Special Meeting of the Holders of Voting Common Stock of the Corporation and the Holders of Preferred Stock of the Corporation dated as of August 15, 2000, the holders of a majority of the outstanding shares of Voting Common Stock and Preferred Stock of the Corporation entitled to vote thereon voted in favor of, approved and adopted this Second Restated Certificate of Incorporation, including the text set forth in Article VIII hereof. Prompt notice of the taking of the aforesaid corporate action without a meeting by less than unanimous written consent will be given, in accordance with Section 228 of the DGCL, to the stockholders of the Corporation who have not consented in writing to such action.

VII. The text of the Second Restated Certificate of Incorporation set forth in Article VIII hereof was duly adopted by the Board of Directors, by the holders of a majority of the outstanding shares of Voting Common Stock of the Corporation, by the holders of a majority of the outstanding shares of Preferred Stock of the Corporation and by the holders of a majority of the outstanding shares of Voting Common Stock and Preferred Stock of the Corporation, each as entitled to vote thereon in accordance with the provisions of Sections 141, 228, 242 and 245 of the DGCL.

VIII. The text of the Certificate of Incorporation of the Corporation is hereby restated by this Second Restated Certificate of Incorporation, to read in full as follows:

                  SECOND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 INFORMAX, INC.

FIRST:   The  name  of  the   Corporation   (hereinafter   referred  to  as  the
         "Corporation") is:

                                 INFORMAX, INC.

SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on are to produce or market software, and to engage in any other lawful activity for which corporations may be organized under the General Corporation Law of Delaware (the "DGCL").

FOURTH: A. The total number of shares of capital stock that the Corporation has authority to issue is Nineteen Million Seven Hundred Forty-one Thousand, One Hundred Sixty-nine (19,741,169) shares, of which One Million Six Hundred Ninety-seven, Two Hundred Ninety-three (1,697,293) shares, with a par value of One Cent ($0.01) per share, shall be designated "Voting Common Stock," Fourteen Million Nine Hundred Thirty One Thousand, Eight Hundred Sixty-four (14,931,864) shares, with a par value of One Cent ($0.01) per share, shall be designated
"Nonvoting Common Stock," and Three Million One Hundred Twelve Thousand and Twelve (3,112,012) shares, with a par value of One Cent ($0.01) per share, shall be designated "Preferred Stock."

         B. Preferred Stock. The designations, preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the Preferred Stock shall be as follows:

     1. Number of Shares. The Preferred Stock shall consist of 2,161,265 shares of Series A Preferred Stock, par value One Cent ($0.01) per share (the "Series A Stock"), and 950,747 shares of Series B Preferred Stock, par value One Cent ($0.01) per share (the "Series B Stock").

     2. Definitions. For purposes of this Article FOURTH, the following definitions shall apply:


        (a)        "Board" shall mean the Board of Directors of the Corporation.

        (b) "Common Stock" shall mean the Nonvoting Common Stock and the Voting Common Stock.

        (c) "Common Stock Dividend" shall mean a stock dividend declared and paid on the Common Stock that is payable in shares of Common Stock.

        (d) "Distribution" shall mean the transfer of cash or property by the Corporation to one or more of its stockholders without consideration, whether by dividend or otherwise (except a dividend in shares of the Corporation's stock). A Permitted Repurchase (defined below) is not a Distribution.

        (e) "Dividend Rate" for the Series A Stock and Series B Stock, respectively, shall mean eight percent (8%) of the Original Issue Price per share per annum for the Series A Stock and Series B Stock, respectively.

        (f) "Original Issue Date" for the Series A Stock and Series B Stock, respectively, shall mean the date on which the first share of Series A Stock or Series B Stock, as the case may be, is issued by the Corporation.

        (g) "Original Issue Price" shall mean $1.850768 per share for the Series A Stock and $10.518042 per share for the Series B Stock.

        (h) "Permitted Repurchases" shall mean the repurchase by the Corporation of shares of Common Stock held by employees, officers, directors, consultants, independent contractors, advisors, or other persons performing services for the Corporation or a Subsidiary that are subject to a stockholders agreement, restricted stock purchase agreements or stock option agreements under which the Corporation has the option to repurchase such shares: (i) at such holder's cost, upon the occurrence of certain events, such as the termination of employment or services; or (ii) at any price pursuant to the Corporation's exercise of a right of first refusal to repurchase such shares.

       (i) "Subsidiary" shall mean any corporation of which at least fifty percent (50%) of the outstanding voting stock is at the time owned directly or indirectly by the Corporation or by one or more of such subsidiary corporations.

     3. Dividend Rights.

              (a) Dividend Preference. In each calendar year, the holders of the then outstanding Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of any funds and assets of the Corporation legally available therefor, cumulative dividends at the annual Dividend Rate for the Series A Stock and the Series B Stock, respectively, prior and in preference to the payment of any dividends or other Distribution on the Common Stock in such calendar year (other than a Common Stock Dividend). No dividends (other than a Common Stock Dividend) shall be paid, and no Distribution shall be made, with respect to the Common Stock during any calendar year unless dividends in the total amount of the annual Dividend Rate for the Series A Stock and the Series B Stock, respectively, shall have first been paid or declared and set apart for payment to the holders of the Series A Stock and the Series B Stock; provided, however, that this restriction shall not apply to Permitted Repurchases. Dividends on each share of the Preferred Stock shall accrue on a daily basis at the applicable annual Dividend Rate, plus all accumulated and unpaid dividends thereon, from and including the applicable Original Issue Date of such share of Series A Stock or Series B Stock, as the case may be, to and including the first to occur of (i) the date on which the Liquidation Preference set forth in
Section 4 (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation or winding up of the Corporation, or
(ii) the redemption of such share of Series A Stock or Series B Stock, as the case may be. No accumulation of dividends on the Preferred Stock shall bear any interest.

              (b) Participation Rights. If, after dividends in the full preferential amount specified in this Section 3 for the Preferred Stock have been paid or declared and set apart in any calendar year of the Corporation, then any additional dividends declared by the Board out of funds legally available therefor in that calendar year, shall be declared solely on the then outstanding Common Stock.

              (c) Non-Cash Dividends. Whenever a dividend or Distribution provided for in this Section 3 shall be payable in property other than cash, the value of such dividend or Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors (with the consent of the Series A Designee (as defined below), which shall not be unreasonably withheld), except that the value of any securities to be distributed to stockholders shall be determined as follows:

                  (i) if the securities are then traded on a national securities exchange, the NASDAQ National Market System (or a similar national quotation system) or the NASDAQ SmallCap Market, then the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) days prior to the distribution; and

                  (ii) if actively traded over-the-counter, then the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing of such merger, consolidation or sale; and

                  (iii) if there is no active public market, then the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation (with the consent of the Series A Designee which consent shall not be unreasonably withheld).

         The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in Section 3(c)(i), (ii) or
(iii) to reflect the approximate fair market value thereof, as determined in good faith by the Board (with the consent of the Series A Designee which consent shall not be unreasonably withheld).

              (d) No Payment on Conversion. If the Corporation shall have accrued but unpaid dividends with respect to the Preferred Stock upon its conversion as provided in Section 7, then all such accrued but unpaid dividends on such converted shares shall be canceled.

     4. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation's stockholders (the "Available Funds and Assets") shall be distributed to stockholders in the following manner:

              (a) Liquidation Preferences. The holders of each share of Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any shares of Common Stock, an amount per share equal to the Original Issue Price for the Series A Stock or the Series B Stock, as the case may be (such price per share to be appropriately adjusted to reflect Common Stock Events (as defined in Section 7(d)), plus all accrued but unpaid dividends thereon, whether or not earned or declared, to and including the date full payment of such amount shall be tendered to the holders of the Series A Stock or Series B Stock, respectively, with respect to such liquidation, dissolution or winding up (the "Liquidation Preference"). If upon any liquidation, dissolution or winding up of the Corporation the Available Funds and Assets shall be insufficient to permit the payment to holders of the Preferred Stock of the full Liquidation Preference, then all the remaining Available Funds and Assets shall be distributed among the holders of the then outstanding shares of Series A Stock and the Series B Stock pro rata in proportion to the amount that would be payable to them in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

              (b) Participation Rights. If there are any Available Funds and Assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Preferred Stock of the Liquidation Preference, then the entire remaining Available Funds and Assets, if any, shall be distributed solely among the holders of the then outstanding Common Stock.

              (c) Merger or Sale of Assets. A (i) consolidation or merger of the Corporation with or into any other entity in which the holders of the Corporation's outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock or other equity interests representing a majority of the voting power of the surviving entity of such consolidation or merger; or (ii) sale of all or substantially all of the assets of the Corporation (any of the foregoing events referred to herein as a "Sale Transaction"), shall each be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this Section 4; provided, however, that, if such Sale Transaction shall be a Qualifying Sale Transaction pursuant to Section 8 below, then such Sale Transaction shall not be deemed a liquidation, dissolution or winding up. Notwithstanding the foregoing, by vote or written consent of the holders of a majority of the Series A Stock then outstanding, such holders may (i) waive the right to treat any of the foregoing events as a deemed liquidation; and (ii) elect to convert such Series A Stock to Common Stock pursuant to Section 7 below in lieu of a deemed liquidation pursuant to this Section 4(c) simultaneously with any deemed liquidation. Furthermore, by vote or written consent of the holders of a majority of the Series B Stock then outstanding, such holders may (i) waive the right to treat any of the foregoing events as a deemed liquidation; and (ii) elect to convert such Series B Stock to Common Stock pursuant to Section 7 below in lieu of a deemed liquidation pursuant to this Section 4(c) simultaneously with any deemed liquidation.

              (d) Non-Cash Consideration. If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Corporation's Board of Directors (with the consent of the Series A Designee, which shall not be unreasonably withheld), except that any securities to be distributed to stockholders in a liquidation, dissolution or winding up of the Corporation shall be valued as follows:

                  (i) The method of valuation of securities not subject to investment letter or other similar restrictions on free marketability shall be as follows:

                      a. if the securities are then traded on a national securities exchange, the NASDAQ National Market System (or a similar national quotation system) or the NASDAQ SmallCap Market, then the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) days prior to the distribution; and

                      b. if actively traded over-the-counter, then the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing of such merger, consolidation or sale; and

                      c. if there is no active public market, then the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation (with the consent of the Series A Designee).

                  (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in Section 4(d)(i)(a), (b) or (c) to reflect the approximate fair market value thereof, as determined in good faith by the Board (with the consent of the Series A Designee which consent shall not be unreasonably withheld).

     5. Redemption.

              (a) Optional Redemption of Preferred Stock. Subject to the terms and conditions of this subsection, to the extent that any outstanding shares of Series A Stock or Series B Stock have not been redeemed or converted into Common Stock prior to the fifth anniversary of the Original Issue Date of the Series A Stock, the Corporation shall, upon receiving at any time after the fifth anniversary of the Original Issue Date of the Series A Stock, a written request for the redemption of all or part of the Series A Stock or Series B Stock, as the case may be, under this Section 5 signed by the holders of a majority of the then outstanding shares of Series A Stock or Series B Stock, as the case may be (such date upon which the holders of Series A Stock or Series B Stock, as the case may be, provide notice to the Corporation shall be referred to herein as the "Redemption Notice Date"), redeem on the date or dates set forth below such shares of Series A Stock or Series B Stock, as the case may be, as are specified in such written request from any source of funds legally available therefor at the redemption price therefor described in this Section 5, until all outstanding shares of Series A Stock or Series B Stock, as the case may be, have been redeemed (or converted to Common Stock as provided in Section 7); provided, such redemption notice specifies a number of shares of Series A Stock or Series B Stock, as the case may be, equal to at least 20% of the shares of Series A Stock or Series B Stock, as the case may be, that are outstanding on the Redemption Notice Date.

              (b) Redemption Price. The redemption price for each share of Preferred Stock shall be equal to the Liquidation Preference thereof (plus all accrued and unpaid dividends thereon).

              (c) Redemption Payment. In the event of any redemption registered by a holder of any Preferred Stock pursuant to this Section 5, the Corporation shall make payment in accordance with the following schedule:

                  (i) All of the shares of Series A Stock or Series B Stock, as the case may be, shall be redeemed in cash sixty (60) days following the Redemption Notice Date, or if the Corporation does not have sufficient funds legally available to make full payment in cash or such a payment would cause the Corporation to be in violation of its covenants to any lender, lessor or other contract party, then:

                  (ii) Within sixty (60) days following the Redemption Notice Date, one-third (33-1/3%) of the shares of Series A Stock or Series B Stock, as the case may be, shall be redeemed in cash, with an additional one-third (33-1/3%) of the shares of Series A Stock or Series B Stock, as the case may be, to be redeemed one (1) year after the Redemption Notice Date in cash and the final one-third (33-1/3%) of the shares of Series A Stock or Series B Stock, as the case may be, to be redeemed two (2) years after the Redemption Notice Date in cash, or if the Corporation is unable to make full payment pursuant to this
Section 5(c)(ii), then:

                  (iii)  Within sixty (60) days of the  Redemption  Notice Date, all of the shares of Series A Stock or Series B Stock, as the case may be, shall be redeemed in accordance with a payment schedule, to be mutually agreed to by the Corporation and a representative of the Series A Stock or Series B Stock, as the case may be, selected by a majority of the holders of the Series A Stock or Series B Stock, as the case may be, to be redeemed (the "Preferred Stock Representative"), which shall provide for the maximum possible payment based on the Corporation's operating cash flow at such time. If the Preferred Stock Representative and the Corporation cannot agree on the appropriate percentage of operating cash flow, then a determination shall be made by an independent third party mutually acceptable to the Corporation and the Preferred Stock Representative.

                  (iv) If (a) the Corporation makes payment on account of a redemption pursuant to Section 5(c)(ii) or Section 5(c)(iii) above, (b) at any time during the applicable payment period specified in such sections, there is a Sale Transaction or Qualifying IPO involving the Corporation and (c) the price per share that a holder of redeemed shares of Preferred Stock would have received in such Sale Transaction or Qualifying IPO had such redeemed shares remained outstanding at the time of such event is higher than the redemption price per share calculated in accordance with Section 5(b), then the holder of such redeemed shares of Preferred Stock shall be entitled to receive such higher price with respect to any shares of Series A Stock or Series B Stock, as the case may be, that have not been redeemed as of the date of the Closing for such Sale Transaction or Qualifying IPO.

                  (v) Redemption Funds. In case of any partial redemption, the shares of Preferred Stock to be redeemed shall be selected pro rata such that there shall be redeemed from each holder surrendering shares for redemption in whole shares, as nearly as practicable to the nearest share, that number of shares equal to the product of the number of shares to be redeemed multiplied by a fraction, the numerator of which is the number of shares held by such holder divided by the total number of shares surrendered for redemption. Any holder of shares of Preferred Stock may rescind the redemption with respect to any shares of Preferred Stock at any time after the Redemption Notice Date up until any Redemption Closing Date (as defined below).

                  (vi) Redemption Notice. At least twenty (20) but no more than sixty (60) days prior to the date fixed for any redemption of any Preferred Stock (the "Redemption Closing Date"), written notice shall be mailed by the Corporation, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located, notifying such holder of the redemption to be effected, specifying the subsection hereof under which such redemption is being effected, the Redemption Closing Date, the applicable redemption price, the number of such holder's shares of Preferred Stock, as the case may be, to be redeemed, the place at which payment may be obtained and the date on which such holder's conversion rights (as set forth in Section 7) as to such shares terminate (which date shall in no event be earlier than three (3) days prior to the Redemption Closing Date) and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, the certificate or certificates representing the shares to be redeemed (the "Redemption Notice"); provided, however, only one such Redemption Notice need be given for a Redemption effected pursuant to Section 5(c)(ii) or
(iii), provided, further, (i) such Redemption Notice identifies all scheduled redemption dates, and (ii) each new transferee who acquires shares of Preferred Stock after such shares are first to be redeemed under Section 5(c)(ii) or (iii) shall be given a similar Redemption Notice before redemption of any such holder's Preferred Stock, as the case may be, under Section 5(c)(ii) or (iii).

                  (vii) Surrender of Certificates. On or before each designated Redemption Closing Date, each holder of Preferred Stock to be redeemed shall (unless such holder has previously exercised his right to convert such shares of Preferred Stock into Common Stock as provided in Section 7 below), surrender the certificate(s) representing such shares of Preferred Stock to be redeemed to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the redemption price for such shares shall be payable to the order of the person whose name appears on such certificate(s) as the owner thereof, and each surrendered certificate shall be canceled and retired. If less than all of the shares represented by such certificate are redeemed, then the Corporation shall promptly issue a new certificate representing the unredeemed shares.

                  (viii) Effect of Redemption. If the Redemption Notice shall have been duly given, and if on the Redemption Closing Date the redemption price is either paid or made available for payment, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, all dividends with respect to such shares shall cease to accrue after the Redemption Closing Date, such shares shall not thereafter be transferred on the Corporation's books and all rights of the holders of such shares with respect to such shares shall terminate after the Redemption Closing Date, except only the right of the holders to receive the redemption price without interest upon surrender of their certificate(s) therefor.

     6. Voting Rights.

              (a) Preferred Stock.

                  (i) Each outstanding share of Series A Stock or Series B Stock shall be entitled to the number of votes such that the aggregate votes of the holders of the Series A Stock and the Series B Stock, respectively, is equal to the economic stake the Series A Stock and the Series B Stock, respectively, have in the Corporation at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of Stockholders is solicited.

                  (ii) The voting authority for the Series A Stock (the "Series A Preferred Stock Voting Authority") and the voting authority for the Series B Stock (the "Series B Preferred Stock Voting Authority") shall be determined by the Board of Directors (including the consent of Series A Designee which consent shall not be unreasonably withheld) in a reasonable and consistent manner. By way of illustration, if holders of the Series A Stock were entitled to vote on a matter immediately after the Original Issue Date for the Series A Stock, and prior to the Original Issue Date for the Series B Stock, then a reasonable calculation of the Series A Preferred Stock Voting Authority would be as follows:

                      a. Calculate the total Number of Shares of Common Stock (Nonvoting and Voting) into which the Series A Stock is convertible by determining the Conversion Price in accordance with Section 7(c) = 2,161,265.

                      b. Total Number of Shares of Common Stock (Nonvoting and Voting) on a fully diluted basis including all shares reserved for issuance under the Corporation's Equity Incentive Compensation Plan = 14,048,221.

                      c. Aggregate Voting Percentage of Series A Stock = 2,161,265 / 14,048,221 = 15.384615%.

                      d. Aggregate Voting Percentage of Voting Common Stock = 100 - 15.384615 = 84.615385%.

                      e. Aggregate Total of Voting Shares of Common Stock = 1,350,000.

                      f. Aggregate Total of Voting Shares (Common Stock and Series A Stock) = 1,350,000 / 84.615385% = 1,595,455.

                      g. Aggregate Total of Series A Stock Voting Shares = 1,595,455 - 1,350,000 = 245,455.

                      h. Series A Preferred Stock Voting Authority = 245,455 x 2,161,165 (Series A Stock) / 2,161,265 (Series A Stock Outstanding) = 245,455.

          By further way of illustration, as of the Original Issue Date of the Series B Stock, the Aggregate Voting Percentage of the Series B Stock will be six percent (6%).

              (b) General. Subject to the foregoing provisions of this Section 6, each holder of Series A Stock and Series B Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Voting Common Stock, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Voting Common Stock, with respect to any question upon which holders of Voting Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the holders of the Series A Stock, Series B Stock and Common Stock shall vote together and not as separate classes.

              (c) Board Size. The Company shall not alter the authorized number of directors in its Certificate of Incorporation, Bylaws or otherwise, without first obtaining the written consent, or affirmative vote at a meeting, of the holders of at least sixty six and two-thirds percent (66-2/3%) of the then outstanding shares of the Series A Stock, consenting or voting (as the case may be) separately as a class.

              (d) Board of Directors Election and Removal.

                  (i) Election. So long as any shares of Series A Stock remain outstanding, (i) the holders of the Series A Stock, voting as a separate class, exclusive of all other stockholders, shall be entitled to elect one (1) director of the Corporation (the "Series A Designee"), (ii) the holders of the Voting Common Stock, voting as a separate class, exclusive of all other stockholders, shall be entitled to elect four (4) directors, and (iii) the holders of the Series A Stock and the Voting Common Stock, voting as a single class, shall be entitled to elect the remaining director of the Corporation.

                  (ii) Quorum. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of the Series A Stock then outstanding shall constitute a quorum of the Series A Stock for the election of directors to be elected solely by the holders of the Series A Stock. The holders of Series A Stock and Voting Common Stock representing a majority of the voting power of all the then outstanding shares of Series A Stock and Voting Common Stock shall constitute a quorum for the election of the director to be elected jointly by the holders of the Series A Stock and the Voting Common Stock.

                  (iii) Required Vote. With respect to the election of any director or directors by the holders of the outstanding shares of a specified series or class of stock given the right to elect such director or directors pursuant to Section 6(d)(i) above ("Specified Stock"), that candidate or those candidates (as applicable) shall be elected who either: (i) in the case of any such vote conducted at a meeting of the holders of such Specified Stock, receive the highest number of affirmative votes of the outstanding shares of such Specified Stock, up to the number of directors to be elected by such Specified Stock; or (ii) in the case of any such vote taken by written consent without a meeting, are elected by the unanimous written consent of the holders of shares of such Specified Stock.

                  (iv) Vacancy. If there shall be any vacancy in the office of a director elected by the holders of any Specified Stock pursuant to Section 6(d)(i), then a successor to hold office for the unexpired term of the holders of such director may be elected by either: (i) the remaining director or directors (if any) in office that were so elected by the holders of such Specified Stock, by the affirmative vote of a majority of such directors (or by the sole remaining director elected by the holders of such Specified Stock if there be but one), or (ii) the affirmative vote of holders of the shares of such Specified Stock that are entitled to elect such director under Section 6(d)(i).

                  (v) Removal. Any director who shall have been elected to the Board by the holders of any Specified Stock pursuant to Section 6(d)(i) or by any director or directors elected by holders of any Specified Stock as provided in Section 6(d)(iv), may be removed during his or her term of office, either with or without cause, by the affirmative vote of shares representing a majority of the voting power of all the outstanding shares of such Specified Stock entitled to vote, given either at a meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders without a meeting, and any vacancy created by such removal may be filled only in the manner provided in Section 6(d)(iv).

                  (vi) Procedures. Any meeting of the holders of any Specified Stock, and any action taken by the holders of any Specified Stock by written consent without a meeting, in order to elect or remove a director under this
Section 6(d), shall be held in accordance with the procedures and provisions of the Corporation's Bylaws, the DGCL and applicable law regarding stockholder meetings and stockholder actions by written consent, as such are then in effect (including, but not limited to, procedures and provisions for determining the record date for shares entitled to vote).

                  (vii) Special Meetings. Notwithstanding anything to the contrary contained in the Bylaws of the Corporation, (x) any two directors; or
(y) the holders of at least fifty percent (50%) of the Series A Stock then outstanding, shall be entitled to call a special meeting of the Board of Directors or stockholders of the Corporation.

     7. Conversion Rights. The outstanding shares of Series A Stock and Series B Stock shall be convertible into Voting Common Stock and Nonvoting Common Stock as follows:

              (a) Optional Conversion.

                  (i) At the option of the holder thereof, each share of Series A Stock and Series B Stock shall be convertible, at any time or from time to time prior to the close of business on the business day before any date fixed for (i) redemption of such share pursuant to Section 5 or (ii) automatic conversion of such share pursuant to Section 7(b), into:

                      a. Fully paid and nonassessable shares of Nonvoting Common Stock such that in the aggregate, the total of the Voting Common Stock issuable pursuant to the conversion of all shares of Series A Stock or Series B Stock, as the case may be, under subsection (b) below and the aggregate total of Nonvoting Common Stock issuable upon conversion of all shares of Series A Stock or Series B Stock, as the case may be, shall be equal to the economic stake such shares of Series A Stock or Series B Stock, as the case may be, represent at the time of the conversion; and

                      b. Fully paid and nonassessable shares of Voting Common Stock, such that in the aggregate, the total of Voting Common Stock issuable pursuant to the conversion of all shares of Series A Stock or Series B Stock, as the case may be, shall be equal to the economic stake such shares of Series A Stock or Series B Stock, as the case may be, shall represent at the time of the conversion.

                      c. The Board of Directors (including the consent of the Series A Designee which consent shall not be unreasonably withheld) shall determine the number of shares of Voting Common Stock and Nonvoting Common Stock issuable upon conversion of each share of Series A Stock and Series B Stock in a reasonable manner. By way of illustration, if the holder of the Series A Stock converted the Series A Stock on the date immediately after the Original Issue Date for the Series A Stock, and before the Original Issue Date for the Series B Stock, then a reasonable calculation of the Nonvoting Common Stock and Voting Common Stock issuable to such holder would be as follows:

              (1) Series A Preferred Voting Factor = 2,161,265 (Total Number of Shares to be Converted) / 2,161,265 (Total Number of Series A Stock Outstanding as determined by using the Conversion Price in accordance with Section 7(c)).

              (2) 245,455 (the Series A Preferred Stock Voting Authority as calculated pursuant to Section 6(a)) x 1 (the Series A Preferred Voting Factor) = 245,455 shares of Voting Common Stock issuable.

              (3) 11,886,956 (Total Common Stock (Voting and Nonvoting) on a fully diluted basis including 500,000 shares reserved for issuance pursuant to Equity Incentive Compensation Plan) / 84.615385% (economic stake of such shares) = 14,048,221.

              (4)  14,048,221  -  (11,886,956  + 245,455) = 1,915,810  shares of
              Nonvoting Common Stock issuable.

              (5) 2,161,265 (Total Voting Common Stock + Nonvoting Common Stock issuable) / 14,048,221 = 15.384615%.

                  (ii) Each holder of Series A Stock or Series B Stock who elects to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series A Stock, Series B Stock or Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Series A Stock or Series B Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Voting Common Stock and Nonvoting Common Stock to which such holder is entitled upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Series A Stock or Series B Stock, as the case may be, to be converted, and the person entitled to receive the shares of Voting Common Stock and Nonvoting Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares on such date. All dividends will cease to accrue upon conversion pursuant to this Section 7(a).

                  (iii) Each share of Nonvoting Common Stock which was converted from shares of the Corporation's Series A Stock or Series B Stock shall have the right, at the election of the holder thereof, to have such share of Nonvoting Common Stock converted into fully paid and non-assessable shares of Voting Common Stock if the Corporation elects to convert any other shares of Nonvoting Common Stock into shares of Voting Common Stock, on the same terms and conditions as are applicable to such conversion of other shares of Nonvoting Common Stock.

              (b) Automatic Conversion.

                  (i) Each share of Series A Stock and Series B Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock, as provided herein, (x) immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the aggregate net proceeds of such public offering (after deduction of underwriters' discounts and commissions) equals or exceeds $15,000,000 and in which the public offering price per share equals or exceeds $5.55 per share (such price per share of Common Stock to be appropriately adjusted to reflect Common Stock Events (as defined in Section 7(d)) (a "Qualifying IPO"); it being understood, that such conversion shall occur simultaneously with the closing of such offering and not at any time prior thereto including the time of effectiveness of such registration statement; or (y) with the consent of the holders of 51% or more of the issued and outstanding shares of Series A Stock and Series B Stock, voting as separate classes.

                  (ii) Upon the occurrence of any event specified in Section 7(b)(i) above, the outstanding shares of Series A Stock and Series B Stock shall be converted into Common Stock automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Stock or Series B Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Stock and Series B Stock, the holders thereof shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A Stock, Series B Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. All dividends will cease to accrue upon conversion pursuant to this Section 7(b).

              (c) Conversion Price. Each share of Preferred Stock shall be convertible in accordance with Section 7(a) or Section 7(b) above into the number of shares of Common Stock which results from dividing the applicable Original Issue Price by the applicable conversion price that is in effect at the time of conversion (the "Conversion Price"). The initial Conversion Price for the Series A Stock shall be the Original Issue Price for the Series A Stock; and the initial Conversion Price for the Series B Stock shall be the Original Issue Price for the Series B Stock. The Conversion Price shall be subject to adjustment from time to time as provided below.

              (d) Adjustment Upon Common Stock Event. Upon the happening of a Common Stock Event (as hereinafter defined), the applicable Conversion Price of the Series A Stock and Series B Stock shall, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying the applicable Conversion Price of the Series A Stock and Series B Stock in effect immediately prior to such Common Stock Event by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event, and (ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Conversion
Price for the Series A Stock and Series B Stock, respectively. The Conversion Price shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used herein, the term "Common Stock Event" shall mean (i) the issue by the Corporation of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

              (e) Adjustments for Other Dividends and Distributions. If at any time or from time to time after the Original Issue Date for the Series A Stock or the Series B Stock, the Corporation pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Corporation other than shares of Common Stock, then in each such event provision shall be made so that the holders of the Series A Stock and Series B Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Corporation which they would have received had their Series A Stock or Series B Stock, as the case may be, been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 7 with respect to the rights of the holders of the Series A Stock or Series B Stock, or with respect to such other securities by their terms.

              (f) Adjustment for Reclassification. Exchange and Substitution. If at any time or from time to time after the Original Issue Date for the Series A Stock or the Series B Stock, the Common Stock issuable upon the conversion of the Series A Stock or Series B Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, substitution or otherwise (other than by a Common Stock Event or a stock dividend, reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 7), then in any such event each holder of Series A Stock or Series B Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Stock or Series B Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

              (g) Sale of Shares Below Conversion Price.

              (i) Adjustment Formula. If at any time or from time to time after the Original Issue Date for the Series A Stock or the Series B Stock, the Corporation issues or sells, or is deemed by the provisions of this Section 7(g) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), otherwise than in connection with a Common Stock Event as provided in
Section 7(f), a dividend or distribution as provided in Section 7(e) or a recapitalization, reclassification, substitution or other change as provided in
Section 7(d), for an Effective Price (as hereinafter defined) per share that is less than the Conversion Price for the Series A Stock or Series B Stock in effect immediately prior to such issue or sale, then, and in each such case, the then-current Conversion Price for the Series A Stock or Series B Stock, as the case may be, which is more than such amount, shall be reduced, as of the close of business on the date of such issue or sale, to the price obtained by multiplying the applicable Conversion Price by a fraction:

                      a. The numerator of which shall be the sum of (A) the number of Common Stock Equivalents Outstanding (as hereinafter defined) immediately prior to such issue or sale of Additional Shares of Common Stock plus (B) the quotient obtained by dividing the Aggregate Consideration Received (as hereinafter defined) by the Corporation for the total number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold) by the Conversion Price for the Series A Stock, or Series B Stock, as applicable, in effect immediately prior to such issue or sale; and

                      b. The denominator of which shall be the sum of (A) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale plus (B) the number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold).

                  (ii) Certain Definitions. For the purpose of making any adjustment required under this Section 7(g):

                      a. "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation, whether or not subsequently reacquired or retired by the Corporation, other than: (A) shares of Common Stock issued or issuable upon conversion of Series A Stock or Series B Stock; (B) shares of Common Stock issued pursuant to a Qualifying Sale Transaction; (C) shares of Common Stock issued upon any acquisition, joint venture or strategic alliance approved by the Series A Designee; (D) shares of Common Stock issued to equipment lessors, banks or other institutional credit financing sources approved by the Series A Designee and (E) up to 500,000 shares of Common Stock (or options, warrants or rights therefor) issued to employees, officers, or directors of, or contractors, consultants or advisers to, the Corporation pursuant to stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board of Directors (or the Equity Incentive Compensation Plan Committee thereof), plus such additional shares of Common Stock (or options, warrants or rights thereof) issued to employees, officers, or directors of, or contractors, consultants or advisers to, the Corporation pursuant to stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board of Directors (including the Series A Designee) (in each case, such number of shares to be calculated net of any repurchases of such shares by the Corporation and net of any such expired or terminated options, warrants or rights and to be proportionally adjusted to reflect any subsequent Common Stock Event);

                      b. The "Aggregate Consideration Received" by the Corporation for any issue or sale (or deemed issue or sale) of securities shall
(A) to the extent it consists of cash, be computed at the gross amount of cash received by the Corporation before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale and without deduction of any expenses payable by the Corporation; (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board (with the consent of the Series A Designee, which shall not be unreasonably withheld); and (C) if Additional Shares of Common Stock, Convertible Securities or Rights or Options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights or Options.

                      c. "Common Stock Equivalents Outstanding" shall mean the number of shares of Common Stock that is equal to the sum of (A) all shares of Common Stock that are outstanding at the time in question, plus (B) all shares of Common Stock issuable upon conversion of all shares of Series A Stock, Series B Stock or other Convertible Securities that are outstanding at the time in question, plus (C) all shares of Common Stock that are issuable upon the exercise of Rights or Options that are outstanding at the time in question assuming the full conversion or exchange into Common Stock of all such Rights or Options that are Rights or Options to purchase or acquire Convertible Securities into or for Common Stock.

                      d. "Convertible Securities" shall mean stock or other securities convertible into or exchangeable for shares of Common Stock.

                      e. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Corporation under this Section 7(g), into the Aggregate Consideration Received, or deemed to have been received, by the Corporation under this Section 7(g), for the issue of such Additional Shares of Common Stock; and

                      f. "Rights or Options" shall mean warrants, options or other rights to purchase or acquire shares of Common Stock or Convertible Securities.

                  (iii) Deemed Issuances. For the purpose of making any adjustment to the applicable Conversion Price of the Series A Stock or Series B Stock, as the case may be, required under this Section 7(g), if the Corporation issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the shares of Common Stock issuable upon exercise of such Rights or Options and/or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or antidilution clauses) is less than the Conversion Price then in effect for a series of Preferred Stock, then the Corporation shall be deemed to have issued, at the time of the issuance of such Rights, Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise or conversion of such Rights, Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided that

                      a. if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

                      b. if the minimum amount of consideration payable to the Corporation upon the exercise of Rights or Options or the conversion or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and

                      c. if the minimum amount of consideration payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of Convertible Securities is subsequently increased, then the Effective Price shall again be recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities.

         No further adjustment of the applicable Conversion Price for the Series A Stock or Series B Stock, as the case may be, adjusted upon the issuance of such Rights or Options or Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities. If any such Rights or Options or the conversion rights represented by any such Convertible Securities shall expire without having been fully exercised, then the applicable Conversion Price for the Series A Stock or Series B Stock as adjusted upon the issuance of such Rights or Options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only shares of Common Stock so issued were the shares of Common Stock, if any, that were actually issued or sold on the exercise of such Rights or Options or rights of conversion or exchange of such Convertible Securities, and such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such Rights or Options, whether or not exercised, plus the consideration received for issuing or selling all such Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series A Stock or Series B Stock.

              (h) Certificate of Adjustment. In each case of an adjustment or readjustment of the applicable Conversion Price for the Series A Stock or Series B Stock, the Corporation, at its expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series A Stock or Series B Stock, as the case may be, at the holder's address as shown in the Corporation's books.

              (i) Fractional Shares. No fractional shares of Common Stock shall be issued upon any conversion of Series A Stock or Series B Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock's fair market value as determined in good faith by the Board (with the consent of at least one Series A Designee) as of the date of conversion.

              (j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Stock and Series B Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Stock and Series B Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Stock and Series B Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

              (k) Notices. Any notice required by the provisions of this Section 7 to be given to the holders of shares of Series A Stock or Series B Stock shall be deemed given upon the earlier of actual receipt or deposit in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

              (l) No Impairment. The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Stock and Series B Stock against impairment.

     8. Restrictions and Limitations.

              (a) Series Protective Provisions. So long as any shares of Series A Stock remain outstanding (such number of shares being subject to proportional adjustment to reflect any combination or subdivision of such Series A Stock or dividends declared in shares of such stock), the Corporation shall not, without the approval, by vote or written consent, of the holders of at least sixty six and two-thirds percent (66-2/3%) of the then outstanding shares of Series A
Stock:

                  (i) alter or change the rights, powers, preferences, or the restrictions provided for the benefit of, the Series A Stock;

                  (ii)  increase  the  authorized  number  of shares of Series A
Stock;

                  (iii) increase the authorized number of shares of any other class of Preferred Stock or increase in the authorized number of shares of Common Stock in an amount exceeding 15% of the number of authorized shares of Common Stock on a fully-diluted basis at the Original Issue Date for the Series A Stock;

                  (iv) create or issue any new class or series of stock with rights equal to or superior to the rights of the Series A Preferred Stock;

                  (v) undertake any Sale Transaction (other than a Qualifying Sale Transaction as defined below);

                  (vi)  declare  or  pay  any   dividends  on  Common  Stock  or
repurchase or acquire any shares of its capital stock, other than Permitted Repurchases or pursuant to the "Redemption" provisions in Section 5;

                  (vii) amend any of its charter documents or bylaws; or

                  (viii) incur indebtedness in excess of $2,000,000 in the aggregate at any time.

         Notwithstanding anything to the contrary set forth in this Section 8, no special super majority consent pursuant to this Section 8 shall be required of the holders of Series A Stock in the case of a Qualifying Sale Transaction (as defined below). For purposes of this Section 8, a "Qualifying Sale Transaction" shall mean a Sale Transaction in which the price per share actually paid to the holders of Series A Stock equals or exceeds (a) three (3) times the Original Issue Price for the Series A Stock, if such Sale Transaction is consummated within 12 months of the Original Issue Date for the Series A Stock (the "First Stage"); or (b) five (5) times the Original Issue Price for the Series A Stock, if such Sale Transaction is consummated at any time after the First Stage. For purposes of determining the consideration received by the holders of Series A Stock in any Qualifying Sale Transaction, any securities received by the holders of Series A Stock shall be valued (a) if neither party to the transaction has a class of publicly traded securities, then at the most recent valuation of any class of securities of either party to the transaction (the "Valuation Party") exchanged as a part of such transaction at the applicable exchange ratio, as such valuation may be adjusted by any reasonably agreed upon adjustments between the Corporation and the holders of Series A Stock to reflect material changes to the operations of the Valuation Party after the date of such valuation, or (b) if one party to the transaction has a class of publicly traded securities, then the value shall be the fair market value of the public company's securities exchanged in the transaction at the applicable exchange ratio. The fair market value of such securities shall be determined as follows:

                  (i) if the securities are then traded on a national securities exchange, the NASDAQ National Market System (or a similar national quotation system) or the NASDAQ SmallCap Market, then the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) days prior to the distribution; and

                  (ii) if actively traded over-the-counter, then the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing of such merger, consolidation or sale; and

                  (iii) if there is no active public market, then the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation (with the consent of the Series A Designee).

         The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in Section 4(d)(i)(a), (b) or
(c) to reflect the approximate fair market value thereof, as determined in good faith by the Board (with the consent of the Series A Designee).

         The value of any other consideration received by the holders of Series A Preferred Stock shall be valued at its fair market value as of the consummation of such transaction.

     9. Adjustments for Stock Splits, Etc. Wherever in this Certificate there is a reference to a specific number of shares of Common Stock, Series A Stock or Series B Stock of the Corporation, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Certificate shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

     10. Miscellaneous.

              (a) No Reissuance of Preferred Stock. No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

              (b) Consent to Certain Transactions. Each holder of shares of Preferred Stock shall, by virtue of its acceptance of a stock certificate evidencing Preferred Stock, be deemed to have consented to all Permitted Repurchases.

              C. Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Voting Common Stock and Nonvoting Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock. Except as may be otherwise required by law or by this Certificate of Incorporation, each holder of Voting Common Stock shall have one vote in respect of each share of Voting Common Stock held by him on all matters voted upon by the stockholders. With the exception of the lack of voting rights, the Nonvoting Common Stock shall have all rights and interests of the Voting Common Stock.

              D. General. No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preemptive rights to subscribe for or purchase any additional, unissued or treasury shares of capital stock or other securities of the Corporation.

FIFTH: The business of the Corporation shall be managed by a Board of Directors. Except as otherwise provided in Article FOURTH, the Board of Directors shall have the power, unless and to the extent that the Board may from time to time by resolution relinquish or modify the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to, or repeal the bylaws of the Corporation.

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: Elections of directors need not be by ballot unless the bylaws of the Corporation shall so provide.

EIGHTH: Except as otherwise provided in Article FOURTH, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute.

NINTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article NINTH shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of Title 8 of the Delaware Code (the DGCL); or (iv) for any transaction from which the director derived an improper personal benefit. In the event that the DGCL or any successor thereto is amended with respect to the permissible limits of directors' liability, this Article NINTH shall be deemed to provide the fullest limitation on liability permitted under such amended statute. Any repeal or modification of this Article NINTH by the stockholders of the Corporation only shall be applied prospectively, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the personal liability of a director of the Corporation existing immediately prior to such repeal or modification.


                            [Execution Page Follows]

         IN WITNESS WHEREOF, the Corporation has caused this Second Restated Certificate of Incorporation to be signed and executed in its corporate name by its President, and attested to by its Secretary, who declare, affirm, acknowledge and certify under the penalties of perjury, that this is their free act and deed and that the facts stated herein are true and its corporate seal to be hereunto affixed, as of the 16th day of August, 2000.

ATTEST:                                              INFORMAX, INC.


                                           By:/S/ Alexander Titomirov
                                              ---------------------------
                                               Alexander Titomirov
                                               Chief Executive Officer

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 INFORMAX, INC.

               InforMax, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

               FIRST: The Board of Directors of the Corporation, at a Special Meeting held on September 8, 2000, duly adopted resolutions proposing and declaring advisable each of the amendments to the Certificate of Incorporation, as amended, of the Corporation as set forth below.

               SECOND: Article FOURTH of the Certificate of Incorporation, as amended, of the Corporation is hereby amended to reclassify all of the Corporation's authorized, issued and outstanding shares of Nonvoting Common Stock into Voting Common Stock and that such resulting class of stock shall thereupon be renamed "Common Stock" by adding the following:

                           Upon  the  effective  date  of  this  Certificate  of
                  Amendment (the "Effective Time"), each share of Nonvoting Common Stock of the Corporation, authorized, issued and outstanding immediately before the Effective Time (the "Nonvoting Common Stock"), shall immediately following the Effective Time be changed and reclassified into one share of Voting Common Stock, and such resulting class of Voting Common Stock shall thereupon be renamed "Common Stock" (the "Common Stock") (such change and reclassification being referred to herein as the "Reclassification"). Immediately following the Effective Time, each holder of record of a certificate that immediately prior to the Effective Time represented outstanding shares of Nonvoting Common Stock (the "Nonvoting Certificate") shall be entitled to receive, as soon as reasonably practicable following the surrender by such holder of such Nonvoting Certificate, a new certificate representing that number of whole shares of Common Stock into which the shares of Nonvoting Common Stock so surrendered have been changed and reclassified as of the Effective Time pursuant to the Reclassification, and until the Nonvoting Certificates are surrendered, the Nonvoting Certificates shall be deemed, for all corporate purposes, to evidence ownership of that number of whole shares of Common Stock into which the shares of Nonvoting Common Stock have been changed and reclassified pursuant to the Reclassification.

               THIRD: Article FOURTH of the Certificate of Incorporation, as amended, of the Corporation hereby is amended to effect a 1.67 for 1 stock split of the Corporation's issued and outstanding shares of Common Stock and to reduce the par value of the Corporation's Common Stock from $.01 per share to $.001 per share, by adding the following:

                           Upon  the  Effective  Time  of  this  Certificate  of
                  Amendment, each share of Common Stock of the Corporation, having a par value of $.01 per share, outstanding immediately before the Effective Time (the "Old Common Stock"), shall immediately following the Effective Time be changed, reclassified and split into 1.67 shares of Common Stock, having a par value of $.001 per share (the "New Common Stock") (such change, reclassification and subdivision being referred to herein as the "Stock Split"). Immediately following the Effective Time, each holder of record of a certificate that immediately prior to the Effective Time represented outstanding shares of Old Common Stock (the "Old Certificate") shall be entitled to receive, as soon as reasonably practicable following the surrender by such holder of such Old Certificate, a new certificate representing that number of whole shares of New Common Stock into which the shares of Old Common Stock so surrendered have been changed, reclassified and subdivided as of the Effective Time pursuant to the Stock Split (one share of Old Common Stock changed into 1.67 shares of New Common Stock), and until the Old Certificates are surrendered, the Old Certificates shall be deemed, for all corporate purposes, to evidence ownership of that number of whole shares of New Common Stock into which the shares of Old Common Stock have been changed, reclassified and subdivided pursuant to the Stock Split.

               FOURTH: Article FOURTH of the Certificate of Incorporation, as amended, of the Corporation hereby is amended by deleting paragraph A in its entirety and replacing therewith the following:

               A. The  total  number  of  shares  of  capital   stock  that  the
                  Corporation has authority to issue is One Hundred Twenty Million (120,000,000) shares, of which One Hundred Million (100,000,000) shares, with a par value of $.001 per share, shall be designated "Common Stock," and Twenty Million (20,000,000) shares, with a par value of $.01 per share, shall be designated "Preferred Stock."

               FIFTH: Pursuant to Sections 228 and 242 of the DGCL, by written consent in lieu of a Special Meeting dated as of September 8, 2000, the holders of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote thereon voted in favor of, approved and adopted the amendments to the Corporation's Certificate of Incorporation above. Pursuant to Sections 228 and 242 of the DGCL, by unanimous written consent in lieu of a Special Meeting dated as of September 8, 2000, the holders of all of the outstanding shares of Preferred Stock of the Corporation entitled to vote thereon voted in favor of, approved and adopted the amendments to the Corporation's Certificate of Incorporation above. Pursuant to Sections 228 and 242 of the DGCL, by written consent in lieu of a Special Meeting dated as of September 8, 2000, the holders of a majority of the outstanding shares of Common Stock and Preferred Stock of the Corporation entitled to vote thereon voted in favor of, approved and adopted the amendments to the Corporation's Certificate of Incorporation above. Prompt notice of the taking of the aforesaid corporate action without a meeting by less than unanimous written consent will be given, in accordance with Section 228 of the DGCL, to the stockholders of the Corporation who have not consented in writing to such action.

               IN WITNESS WHEREOF, InforMax, Inc. has caused this Certificate of Amendment to be signed by its duly authorized officer, as of the 8th day of September, 2000.

                                                     INFORMAX, INC.



                                                  By:/S/ Alexander Titomirov
                                                     ---------------------------
                                                       Alexander Titomirov
                                                       Chairman of the Board and
                                                       Chief Executive Officer